UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2016

NexPoint Multifamily Capital Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-200221	46-4106316
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court

Suite 700

Dallas, Texas 75201

(Address of principal executive offices)

(972) 628-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Renewal of Advisory Agreement

On August 8, 2016, the board of directors (the “Board”) of NexPoint Multifamily Capital Trust, Inc. (the “Company”) determined that it is in the best interests of the Company and its stockholders to renew, for an additional one-year term, that certain Advisory Agreement by and among the Company, NexPoint Multifamily Operating Partnership, L.P. (the “Operating Partnership”) and NexPoint Real Estate Advisors II, L.P. (the “Advisor”), dated August 10, 2015 (the “Advisory Agreement”). Subsequently, and on even date therewith, the Company, the Operating Partnership and the Advisor executed a mutual consent to renew the Advisory Agreement. As a result of the renewal, the Advisory Agreement was extended through August 10, 2017.

The material terms of the Advisory Agreement are qualified in their entirety by the terms of the Advisory Agreement attached as Exhibit 10.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (333-200221) filed with the U.S. Securities and Exchange Commission on August 11, 2015, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Multifamily Capital Trust, Inc.

Dated: August 9, 2016	By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive Vice President-Finance, Treasurer and Director